Fujitsu’s NuVola Private Cloud Platform expands the offering with the certification of ImageWare Advanced Biometric Management software

ImageWare Biometric Engine is the first biometric management solution that is certified on NuVola Private Cloud Platform

September 6th, 2012 — San Diego, Calif. – September 6, 2012 –Fujitsu Frontech North America Inc., a leading provider of IT-based solutions, and ImageWare Systems, Inc. (OTCQB: IWSY), a leader in multi-modal biometric security solutions, today announced certification on the NuVola Private Cloud Platform™. The patented ImageWare multi-modal biometric management engine has been certified to allow rapid deployment of biometric security across NuVola Private Cloud Platform for the enterprise.

“We are very excited to certify ImageWare on the NuVola Private Cloud Platform, as their core biometric management engine enhances a critical function of NuVola: Security,” said Vic Herring, Vice President of Sales and Marketing, Cloud Infrastructure Solutions Group at Fujitsu Frontech North America. “Noting the market concerns over cloud layer security, we feel ImageWare provides NuVola further differentiation with the addition of their biometric engine.”

On May 15, ImageWare finalized and released version 2.0 of its flagship Biometric Engine® (BE), an evolutionary leap in biometric authentication and identity management technology. BE 2.0 provides superior integration with legacy identity management solutions and enterprise service bus technologies, and is the only patented agnostic, open-architecture biometric recognition software solution that works with virtually all existing security hardware, software and algorithms.

“Working with Fujitsu and the NuVola Private Cloud Platform solution brings ImageWare to the private cloud with a global partner and a leading innovator in the IT space,” said Jim Miller, President and CEO of ImageWare Systems. “Being certified on Fujitsu represents the full convergence of Fujitsu’s leading server and storage technology, and our industry-leading multi-modal biometric management engine. We are proud to be part of the NuVola Private Cloud Platform and look forward to bringing cloud-ready biometric solutions directly to our customers.”

About Fujitsu Frontech North America, Inc.

Fujitsu Frontech North America Inc. brings innovative technology from Japan and, with its partners, develops powerful front-end solutions that shape how society interacts with big data. Fujitsu Frontech North America Inc. is headquartered with operations and solution development at 27121 Towne Centre Drive #100, Foothill Ranch, CA 92610, USA. For more information about Fujitsu products and services, call us at 800-626-4686 or visit us at: For more information, please see: www.fujitsufrontechna.com

About ImageWare Systems, Inc.

ImageWare Systems, Inc. (OTCQB: IWSY) is a leading developer of identity management solutions, providing biometric, secure credential and law enforcement technologies. Scalable for worldwide deployment, ImageWare's biometric product line includes a multi-biometric engine that is hardware and algorithm independent, enabling the enrollment and management of unlimited population sizes. ImageWare's identification products are used to manage and issue secure credentials, including national IDs, passports, driver's licenses, smart cards and access control credentials. ImageWare's digital booking products provide law enforcement with integrated mug shot, fingerprint livescan and investigative capabilities. ImageWare is headquartered in San Diego, CA, with offices in Portland, OR, Washington, D.C., and Ottawa, Ontario. For more information on ImageWare Systems, Inc., For more information, please see: www.iwsinc.com.

About Fujitsu Frontech Limited

As part of the Fujitsu Group, Fujitsu Frontech Limited ties people and IT together through the development, manufacture and sale of front-end technology such as ATMs, operation branch, POS and totalizator terminals, and public display devices. Fujitsu Frontech also delivers related software, system integration and outsourcing as part of its total solutions offerings. The company supports the security sector by offering products incorporating Fujitsu's latest palm vein authentication technology, and is actively involved in the development of key technologies in various fields, with a current focus on color electronic paper and RFID systems. For more information, please see: www.frontech.fujitsu.com/en/

Press Contacts

Dan Dalton

Fujitsu Frontech North America, Inc.Tel: 949-855-5590

E-mail:ffna.pr@us.fujitsu.com

Liolios Group

Tel: 949-574-3860

E-mail:IWSY@liolios.com

NuVola Private Cloud Platform is a trademark of Fujitsu Frontech North America Inc. in the U.S. ETERNUS is a registered trademark of Fujitsu Limited in the U.S. and other countries. PRIMERGY is a registered trademarks of Fujitsu Technology Solutions in the U.S. and other countries. ImageWare is a registered trademark of ImageWare Systems, Inc., in the U.S. and other countries

Forward Looking StatementsAny statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to ImageWare Systems, Inc. ("ImageWare") are intended to identify such forward-looking statements. ImageWare may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in ImageWare's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, its quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2011, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.